Filed Pursuant to Rule 424(b)(3)
Registration No. 333-259484

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus Dated December 20, 2021)

Up to 12,618,590 Shares of Common Stock

This prospectus supplement (this “Prospectus Supplement”) updates and supplements the prospectus dated December 20, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-259484). This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Reports on Form 8-K, filed with the Securities and Exchange Commission on December 22, 2021, January 6, 2022, March 31, 2022 and April 1, 2022 (the “Form 8-Ks”). Accordingly, we have attached the Form 8-Ks to this Prospectus Supplement.

The Prospectus and this Prospectus Supplement relates to the offer and sale from time to time by 3i, LP, a Delaware limited partnership (“3i, LP”), or their permitted transferees that may be identified in the Prospectus by prospectus supplement (the “Selling Stockholders”) of:

●	up to 12,618,590 shares of Common Stock consisting of:

●	up to 2,018,958 shares of Common Stock issued upon conversion of 20,000 shares of our Series A Preferred Stock originally issued in a private placement to 3i LP based upon an initial conversion price $9.906;

●	up to 2,018,958 shares of Common Stock issuable upon exercise of the PIPE Warrant based upon an exercise price of $9.906; and

●	up to 8,580,674 additional shares of Common Stock that may be issuable upon conversion of our Preferred Stock using the alternative conversion price in the event that the five (5) day volume weighted average price (“VWAP”) of our Common Stock is less than the initial conversion price or if our average daily U.S. Dollar volume of our Common Stock is less than $2 million based using the Floor Price. See Prospectus, Description of Our Capital Stock — The Series A Preferred Stock to be issued in the PIPE Investment. This amount also includes 505,740 shares allocated to the exercise of the PIPE Warrants to comply with our obligation to register 125% of the number of shares of our Common Stock issuable upon the exercise of the PIPE Warrant.

The shares of Common Stock covered by the Prospectus and this Prospectus Supplement were registered pursuant to the terms of a registration rights agreement between us and 3i, LP. We will not receive any proceeds from the sale of shares of Common Stock offered for resale by the Selling Stockholders, although we may receive up to $20 million in gross proceeds if the Selling Stockholders exercise the PIPE Warrant in full.

We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. The Prospectus, together with this Prospectus Supplement, complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company. We are incorporated in Delaware.

This Prospectus Supplement should be read in conjunction with the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “ALLR.” On April 1, 2022, the last reported sale price of our Common Stock was $2.07 per share. As of March 30, 2022, we had 8,842,290 shares of Common Stock issued and outstanding.

From December 2021 to March 30, 2022, pursuant to a series of exercise of conversion by 3i, LP, we issued 766,466 shares of Common Stock to 3i, LP upon the conversion of 2,173 shares of Series A Preferred Stock. As of March 30, 2022, we had 17,827 shares of Series A Preferred Stock issued and outstanding.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this Prospectus Supplement and the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 1, 2022

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

Allarity Therapeutics, Inc.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) On December 21, 2021, the Audit Committee of the Board of Directors of Allarity Therapeutics, Inc. (the “Company”) appointed Marcum LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2021.

During the fiscal years ended December 31, 2019 and 2020, and through December 21, 2021, neither the Company, nor anyone on behalf of the Company, consulted with Marcum LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, and no written report or oral advice was provided by Marcum LLP to the Company that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed, PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, Copenhagen, Denmark, notified the Company on August 16, 2021, that they declined to stand for re-election as the Company’s independent registered public accounting firm with respect to the audit of the Company’s financial statements for the year ending December 31, 2021.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Jens. E. Knudsen
Jens. E. Knudsen Chief Financial Officer

Dated: December 22, 2021

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2022, Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark (“Allarity A/S”) entered into certain exclusive license agreements (collectively, the “License Agreements”) with Oncoheroes Biosciences, Inc. (“Oncoheroes”). As previously disclosed, on December 20, 2021 and in connection with the Plan of Reorganization and Asset Purchase Agreement which was amended and restated on September 23, 2021 (the “Recapitalization Share Exchange”), between Allarity Therapeutics, Inc. (“us,” “we,” “our,” or the “Company”), Allarity Acquisition Subsidiary, Inc., a Delaware corporation and our wholly owned subsidiary (“Acquisition Sub”), and Allarity A/S, we consummated the transactions contemplated in the Asset Purchase Agreement among us, Acquisition Sub and Allarity A/S (the “Purchase Agreement”), pursuant to which Acquisition Sub acquired substantially all of the assets and assumed substantially all of the liabilities of Allarity A/S. In accordance with Section 13.03 of the Purchase Agreement, effective as of January 2, 2022, we entered into an Assignment and Assumption Agreement with Allarity A/S, pursuant to which Allarity A/S assigned the License Agreements to us (the “Assignment”).

Under the License Agreements, Oncoheroes will acquire exclusive, global development rights to our therapeutic candidates Dovitinib, a pan-targeted kinase inhibitor (pan-TKI), and Stenoparib, a PARP inhibitor, and assume responsibility for their further clinical development in the field of pediatric cancers. As part of the License Agreements, Oncoheroes will receive commercialization rights for pediatric cancers, subject to our first buy-back option for each program, and we will receive upfront license fees and regulatory milestones for each program. If we do not re-acquire the pediatric field rights, we will further receive certain clinical/regulatory milestone payments and royalties on sales of Stenoparib and Dovitinib in the pediatric cancer market from Oncoheroes.

Development Milestone Payments

Under the License Agreements, we would also be entitled to receive certain milestone payments relating to the development and commercialization of Dovitinib and Stenoparib upon the occurrence of the following events: (i) upon the regulatory approval of a product in the United States, and (ii) upon the regulatory approval of a product in the European Union. Each milestone payment is payable one time only, regardless of the number of times the corresponding milestone event is achieved by a product and regardless of the number of products to achieve such milestone event. If all milestones are achieved, then we would be entitled to receive up to $2 million in milestone payments under each respective License Agreement.

Royalty Payments

In addition to the milestone payments described above, Oncoheroes has agreed to pay us royalties based on aggregate annual net sales of all products derived from Dovitinib and Stenoparib during the royalty term which is determined on a country-by-country and product-by-product basis, as the period of time commencing on the first commercial sale of any product in such country and expiring upon the latest of (a) the expiration of the last valid claim of a patent within (i) our intellectual property and/or (ii) the joint intellectual property in such country (if, but only if, such joint intellectual property arose from activities under the clinical development plan defined in the agreement), or (b) the fifteenth (15th) anniversary of the date of first commercial sale of such licensed drug in such country. We will be entitled to royalty payments of between three percent (3%) and eight percent (8%) of annual net sales of between $0 and $100 million, between six percent (6%) and eleven percent (11%) of annual net sales between $100 million and $200 million, and between eight percent (8%) and thirteen percent (12%) of annual net sales in excess of $200 million. The royalty amounts we are entitled to receive may be subject to reduction in the event a product is not covered by a valid claim of a licensed patent in such country.

The License Agreements with Oncoheroes will continue on a product-by-product and country-by-country basis until the expiration of the applicable royalty term described above. However, the License Agreements may be terminated by Oncoheroes at any time after the first anniversary of the effective date of each License Agreement for any or no reason upon (i) ninety (90) days’ written notice if such notice is provided prior to first commercial sale, and (ii) one hundred eighty (180) days’ written notice if such notice is provided on or after the first commercial sale. We may also terminate the License Agreements upon sixty (60) days’ written notice if Oncoheroes challenges any of our licensed patents included under the License Agreements. The License Agreements may also be terminated by either party upon the material breach of the agreement by the other party if such breach is not cured within sixty (60) days, or in the event that either party files for bankruptcy.

The foregoing summary of the terms of the License Agreements and Assignment do not purport to be complete. Copies of the License Agreements (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission (the “SEC”)) and Assignment will be filed as Exhibits to the Company’s Form 10-K to be filed for the year ended December 31, 2021.

Item 7.01 Regulation FD Disclosure

On January 3, 2022, the Company issued a joint press release announcing the signing of the License Agreements. A copy of the full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information reported Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated January 3, 2022 – Allarity Therapeutics and Oncoheroes Biosciences Sign Agreements to Advance Pediatric Cancer Development of Dovitinib and Stenoparib
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve R. Carchedi
Steve R. Carchedi
Chief Executive Officer

Dated: January 6, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 25, 2022, the Company’s Board, including its audit committee members concluded that the previously issued financial statements for the quarters ended June 30, 2021 and September 30, 2021, which were filed with the Securities and Exchange Commission (“SEC”) on August 20, 2021 (as amended on Form S-4/A) and November 23, 2021 respectively, should no longer be relied upon because of an accounting error in such financial statements relating to the accounting of derivative liability of certain warrants has occurred and a restatement should be undertaken.

During its review of the Company’s financials for the year ended December 31, 2021, the Board determined that Company’s accounting treatment of the 121,162,817 investor warrants (“TO3 Warrants”) issued in connection with the subscription of Offer Units in rights issue carried out in June 2021 should be reconsidered. At the time of issuance of the TO3 Warrants, only one Black-Scholes model was used.

Based upon the above information, the Company’s management subsequently determined that the Company had miscalculated (i) the accounting for the fair value of the derivative liability of the TO3 Warrants, (ii) the allocation of offering costs and (iii) the reclassification of fair market value of the exercised TO3 Warrants from derivative liabilities to additional paid in capital.

After the issuance of the Company's September 30, 2021, financial statements on November 23, 2021, management corrected its valuation method to incorporate additional Black-Scholes models under different market conditions resulting in a probability weighted value of the TO3 Warrants as of June 24, 2021, of $2,000, and a probability weighted value of the TO3 Warrants as of June 30, 2021, of $2,100. Consequently, warrants exercised on September 13, 2021, were re-valued at $206, and finance costs of $393 were allocated to the Company’s Consolidated Statement of Operations and Comprehensive Loss (all dollar amounts in this Form 8-K are stated in $1,000’s).

The Company’s Board determined that it is appropriate to restate its unaudited balance sheet as of June 30, 2021, and September 30, 3021, and statements of operations for the three and six months ended June 30, 2021 and three months and nine months ended September 30, 2021, as soon as practicable.

After re-evaluation, the Company’s management has concluded that considering the errors described above, this represents an additional material weakness in the Company’s internal control over financial reporting during the quarterly periods ended June 30, 2021, and September 30, 2021. To address this material weakness, management plans to continue to devote, significant effort and resources to the remediation and improvement of Company’s internal control over financial reporting. While the Company has processes to identify and appropriately apply applicable accounting requirements, the management plans to enhance these processes to better evaluate its research and understanding of the nuances of the complex accounting standards that apply to its financial statements. The Company plans to include providing enhanced access to accounting literature, research materials and documents and increased communication among its personnel and third-party professionals with whom it consults regarding complex accounting applications.

The Company’s Chief Financial Officer has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with Marcum LLP.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Jens Erik Knudsen
Jens Erik Knudsen Chief Financial Officer

Dated: March 31, 2022

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(To Form 8-K originally filed on March 31, 2022)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Allarity Therapeutics, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (“Amendment”) to the Company’s Current Report on Form 8-K with a date of report of March 25, 2022 (“Form 8-K”), as filed with the Securities and Exchange Commission on March 31, 2022 (“Original Filing Date”) to supplement its disclosure under Item 4.02 (a) and to add Exhibit 99.1. This Amendment should be read in conjunction with the Form 8-K. This Amendment speaks as of the Original Filing Date, does not reflect events that may have occurred subsequent to the Original Filing Date, and does not modify or update any disclosure made in the Form 8-K unless otherwise amended in this Amendment.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously reported, on March 25, 2022, the Company’s Board, including its audit committee members, concluded that the previously issued financial statements for the quarters ended June 30, 2021, and September 30, 2021, which were filed with the Securities and Exchange Commission on August 20, 2021 (as amended on Form S-4/A), and November 23, 2021, respectively, should no longer be relied upon because of an accounting error in such financial statements relating to the accounting of derivative liability of certain warrants has occurred and a restatement should be undertaken.

The Company is attaching an explanation and effect of the restatement as Exhibit 99.1 which may be subject to further review and adjustment.

Item 9.01 Financial Statements and Exhibits.

99.1	Restatement of Previously Issued Unaudited Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Jens Erik Kundsen
Jens Erik Knudsen
Chief Financial Officer

Dated: April 1, 2022

2

Exhibit 99.1

Restatement of Previously Issued Unaudited Financial Statements (Unaudited)

In connection with the subscription of Offer Units in rights issue carried out in June 2021, the Company issued 121,162,817 investor warrants (“TO3 Warrants”). At the time of issuance of the TO3 Warrants on June 24, 2021, a Black-Scholes model was used, and a value of $5,151 was calculated. After the issuance of the Company's September 30, 2021, financial statements on November 23, 2021, management revised its valuation method to incorporate additional Black-Scholes models under different market conditions, as scheduled below, resulting in a probability weighted value of the TO3 warrants as of June 24, 2021, of $2,000 and as of June 30, 2021, of $2,100.

The restatement relates to the reduction in value of the derivative liability, the allocation of offering costs in the amount of $393 and a reduction in value of the exercised warrants from $483 to $206. Based upon the above, values attributed to the derivative liability, the change in value of the derivative liability, interest costs, and foreign exchange have been adjusted in the following tables for each of the periods presented below:

Dollar amounts used herein are in thousands except for per share amounts and share numbers.

i.	Balance sheets

	Impact of correction of error
June 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Total assets	$38,780	$—	$38,780
Derivative liabilities	5,270	(3,051)	2,219
Other	4,690	—	4,690
Total liabilities	9,960	(3,051)	6,909
Accumulated deficit	(45,090)	(493)	(45,583)
Additional paid-in capital	70,054	3,544	73,598
Others	3,856	—	3,856
Total stockholders' equity	28,820	3,051	31,871
Total liabilities & stockholders’ equity	$38,780	$—	$38,780

	Impact of correction of error
September 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Total assets	$36,987	$—	$36,987
Derivative liabilities	218	—	218
Other	4,001	—	4,001
Total liabilities	4,219	—	4,219
Accumulated deficit	(43,418)	(3,268)	(46,686)
Additional paid-in capital	74,107	3,268	77,375
Others	2,079	—	2,079
Total stockholders' equity	32,768	—	32,768
Total liabilities & stockholders’ equity	$36,987	$—	$36,987

ii.	Statements of operations

	Impact of correction of error - quarter
Three months ended June 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(4,595)	$—	$(4,595)
Finance expenses	—	(393)	(393)
Change in value of derivative liabilities	75	(100)	25
Others	(546)	—	(546)
Other income (expense)	(471)	(493)	(964)
Net (loss) income before income tax benefit	(5,066)	(493)	(5,559)
Income tax benefit	373	—	373
Net loss	$(4,693)	$(493)	$(5,186)

Basic (Loss) per Share	$(0.94)	$(0.10)	$(1.04)
Weighted Average Shares Outstanding – Basic	5,017,183	5,017,183	5,017,183

	Impact of correction of error – year to date
Six months ended June 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(7,276)	$—	$(7,276)
Finance expenses	—	(393)	(393)
Change in value of derivative liabilities	(30)	(100)	(130)
Others	(1,007)	—	(1,007)
Other income (expense)	(1,037)	(493)	(1,530)
Net (loss) income before income tax benefit	(8,313)	(493)	(8,806)
Income tax benefit	655	—	655
Net loss	$(7,658)	$(493)	$(8,151)

Basic (Loss) per Share	$(1.60)	$(0.10)	$(1.70)
Weighted Average Shares Outstanding - Basic	4,776,643	4,776,643	4,776,643

2

	Impact of correction of error - quarter
Three months ended September 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(3,193)	$—	$(3,193)
Change in value of derivative liability	4,517	(2,732)	1,785
Others	(58)	(42)	(100)
Other income (expense)	4,459	(2,774)	1,685
Net (loss) income before income tax benefit	1,266	(2,774)	(1,508)
Income tax benefit	406	—	406
Net loss	$1,672	$(2,774)	$(1,102)
Basic Earnings (Loss) per Share	$0.22	$(0.36)	$(0.14)
Weighted Average Shares Outstanding - Basic	7,753,051	7,753,051	7,753,051

	Impact of correction of error – year to date
Nine months ended September 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(10,469)	$—	$(10,469)
Finance expense	—	(393)	(393)
Change in value of derivative liability	4,547	(2,832)	1,715
Others	(1,125)	(42)	(1,167)
Other income (expense)	$3,422	$(3,268)	$(154)
Net (loss) income before income tax benefit	(7,047)	(3,268)	(10,315)
Income tax benefit	1,061	—	1,061
Net loss	$(5,986)	$(3,268)	$(9,254)
Basic (Loss) per Share	$(1.04)	$(0.57)	$(1.61)
Weighted Average Shares Outstanding - Basic	5,779,681	5,779,681	5,779,681

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 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated License Agreement with LiPlasome and Chosa

On March 28, 2022, Allarity Therapeutics Europe ApS (“Allarity Europe”), a wholly-owned subsidiary of Allarity Therapeutics, Inc. (“us,” “we,” “our,” or the “Company”), entered into an amended and restated license agreement (the “Amended License Agreement”) with LiPlasome Pharma ApS, a company organized under the laws of Denmark (“LiPlasome”), and Chosa ApS, a company organized under the laws of Denmark (“Chosa”), regarding the development and commercialization of LiPlaCis® as a cancer treatment drug. The Amended License Agreement assigned, amended and restated the original license agreement dated February 15, 2016, as subsequently amended and restated as of January 27, 2021, by and between us and LiPlasome (the “Original Agreement”). Under the Original Agreement, we were granted an exclusive license to develop and commercialize LiPlaCis® as a cancer treatment drug. Pursuant to the Exclusive License Agreement dated as of June 26, 2020 (the “2020 Sublicense Agreement”) with Smerud Medical Research International AS, a company organized under the laws of Norway (“Smerud”), we sub-licensed our exclusive rights to LiPlaCis® and 2X-111 (a Phase 2-stage cancer drug that is a targeted, liposomal formulation of chemotherapeutic doxorubicin), to Smerud. Under the Amended License Agreement, the parties agreed to replace Allarity Europe with Chosa, an affiliate of Smerud, as exclusive licensee to further advance clinical development and commercialization of LiPlaCis®.

Under the Amended License Agreement, Chosa replaced Allarity Europe as the exclusive licensee to the LiPlaCis® technology. In addition, we also granted Chosa an exclusive, royalty-free, transferable and sublicensable license for (i) our DRP® Companion Diagnostics that are specific for Cisplatin or LiPlaCis® (a liposomal formulation of Cisplatin) for the research and development of LiPlaCis® products, and (ii) the use of any and all know-how and intellectual property rights owned by us for Chosa’s use of our DRP® Companion Diagnostics that are specific for Cisplatin or LiPlaCis® (a liposomal formulation of Cisplatin) for the development and commercialization of LiPlaCis® products, as contemplated in the Amended License Agreement.

Development Milestone Payments

Pursuant to the Amended License Agreement, we are entitled to receive certain milestone payments from Chosa relating to the development and commercialization of LiPlaCis® upon the occurrence of the following events, which milestone payments are to be shared with LiPlasome: (i) upon the regulatory approval of a product in the United States, (ii) upon the regulatory approval of a product in any country in Europe, including on a centralized filing basis by the EMA, (iii) upon the first achievement on a cumulative basis of net sales of a product in the United States, and (iv) upon the first achievement on a cumulative basis of net sales of a product in any country in Europe. Each milestone payment is payable one time only, regardless of the number of times the corresponding milestone event is achieved by a product and regardless of the number of products to achieve such milestone event. If all milestones are achieved, then we would be entitled to receive up to $3.5 million in milestone payments under the Amended License Agreement (“Milestone Payments”).

As a result of the Amended License Agreement, we no longer have any rights to use or commercialize LiPlaCis® and are only entitled to receive the Milestone Payments upon the achievement of the respective milestones.

LiPlaCis Support Agreement with Smerud, Chosa and LiPlasome

On March 28, 2022, concurrent with the entry into the Amended License Agreement, we entered into the LiPlaCis Support Agreement with Allarity Europe, Smerud, Chosa and LiPlasome (the “Support Agreement”). Pursuant to the terms of the Support Agreement, we agreed (i) to pay to LiPlasome a certain percentage of the Commercialization Proceeds (as defined under the Original Agreement) we received from Smerud by way of debt cancellation relating to prior work on LiPlaCis® by Smerud, which obligation was to be satisfied by the payment of 2,273,020 Danish Kroner to LiPlasome upon execution of the Support Agreement, (ii) to equally share the milestone payments under the terms of the License Agreement, pursuant to which it was contemplated that upon the achievement of all the milestones, our pro rata share of the Milestone Payments would be up to $3.5 million, (iii) to amend and restate the Original License Agreement, and (iv) to terminate the 2020 Sublicense Agreement as contemplated by the parties pursuant to the terms of the Support Agreement.

The foregoing summary of the terms of the Amended License Agreement and the Support Agreement do not purport to be complete. Copies of the Amended License Agreement and the Support Agreement (both in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission (the “SEC”)) will be filed as Exhibits to the Company’s Form 10-K to be filed for the fiscal year ended December 31, 2021.

Item 1.02 Termination of Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K in connection with the Amended License Agreement and the Support Agreement are incorporated herein by reference.

Notwithstanding the provisions of Section 8.1 of the 2020 Sublicense Agreement regarding the rights relating to the ownership of certain intellectual property (and the defined terms therein) which was agreed to survive without limitation, pursuant to the terms of the Support Agreement and in connection with the termination of our exclusive licensee rights to LiPlaCis® under the Amended License Agreement, on March 28, 2022, Smerud and Allarity Europe agreed to terminate the 2020 Sublicense Agreement. However, notwithstanding the termination of the 2020 Sublicense Agreement, we are currently engaged in discussions with Smerud in connection with the further development of 2X-111.

The foregoing description of the 2020 Sublicense Agreement does not purport to be complete and is qualified in its entirety by the full text of the 2020 Sublicense Agreement, a copy of which was filed as Exhibit 10.2 to our Registration Statement on Form S-4 with the SEC on August 20, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ Steve R. Carchedi
Steve R. Carchedi Chief Executive Officer

Dated: April 1, 2022

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